                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
         [_] Preliminary Proxy Statement
         [_] Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
         [X] Definitive Proxy Statement
         [_] Definitive Additional Materials
         [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             MACROVISION CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.
         [_] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l),
             14a-6b(i)(2) or Item 22(a)(2) of Schedule 14A.
         [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


------------------------- -------------------- -------------------------------- ------------------- ----------------------
                                               (3) PER UNIT PRICE OR OTHER
                                               UNDERLYING VALUE OF
                          (2) AGGREGATE        TRANSACTION COMPUTED PURSUANT
                          NUMBER OF            TO EXCHANGE ACT RULE 0-11 (SET   (4) PROPOSED
(1) TITLE OF EACH CLASS   SECURITIES TO        FORTH THE AMOUNT ON WHICH THE    MAXIMUM
OF SECURITIES TO WHICH    WHICH TRANSACTION    FILING FEE IS CALCULATED AND     AGGREGATE VALUE     (5) TOTAL
TRANSACTION APPLIES:      APPLIES:             STATE HOW IT WAS DETERMINED):    OF TRANSACTION:     FEE PAID:
------------------------- -------------------- -------------------------------- ------------------- ----------------------
------------------------- -------------------- -------------------------------- ------------------- ----------------------
         [_] Fee paid previously with preliminary materials.
         [_] Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the
             offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                (2) FORM, SCHEDULE OR
(1) AMOUNT PREVIOUSLY           REGISTRATION STATEMENT
PAID:                           NO.:                         (3) FILING PARTY:            (4) DATE FILED:
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------


                             MACROVISION CORPORATION
                               1341 ORLEANS DRIVE
                               SUNNYVALE, CA 94089
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD THURSDAY, MAY 24, 2001

                               ------------------
TO OUR STOCKHOLDERS:

                  The annual meeting of stockholders of Macrovision Corporation will be held at The Sheraton Sunnyvale, 1100 North Mathilda Avenue, Sunnyvale, California at 10:00 a.m. on Thursday, May 24, 2001.

                  At our meeting we will ask you to act on the following matters:

                  1. ELECTION OF DIRECTORS. You will have the opportunity to elect six members of the board of directors for a term of one year. The following six persons are our nominees:

                                  John O. Ryan
                               William A. Krepick
                               Matthew Christiano
                                 Donna S. Birks
                                 William Stirlen
                               Thomas Werthheimer

                  2. APPOINTMENT OF AUDITORS. You will be asked to ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2001.

                  3. OTHER BUSINESS. If other business is properly raised at the meeting or if we need to adjourn the meeting, you will also vote on these matters.

                  If you were a stockholder as of the close of business on April 12, 2001, you are entitled to vote at this meeting.

                  We cordially invite all stockholders to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

                  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENVELOPE PROVIDED. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ Ian R. Halifax
                                         -------------------------------------
                                         Ian R. Halifax, Secretary

Dated: April 24,2001


                                TABLE OF CONTENTS

                                                                                                               PAGE


PROXY STATEMENT...................................................................................................1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING...................................................................1

         Why Did You Send Me This Proxy Statement?................................................................1

         What Constitutes a Quorum?...............................................................................1

         How Many Directors Have Been Nominated?..................................................................1

         How Are Directors Nominated?.............................................................................2

         How Many Votes Do I Have?................................................................................3

         What Vote is Required for Each Proposal?.................................................................3

         What Are the Recommendations of the Board of Directors?..................................................3

         How Do I Vote by Proxy?..................................................................................3

         May I Change My Vote After I Return My Proxy Card?.......................................................4

         Who Will Pay the Costs of Solicitation of Proxies?.......................................................4

         Will There Be Any Other Matters Considered at the Annual Meeting?........................................4

INFORMATION ABOUT macrovision stock ownership.....................................................................5

         Who Are the Largest Owners of Macrovision's Common Stock?................................................5

         How Much Stock Do Macrovision Directors and Officers Own?................................................6

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS................................................................7

         Who Are Our Directors and Executive Officers?............................................................7

         What is the Background of Our Executives Who Are Not Directors and for our
                  Director Richard S. Matuszak?...................................................................8

         What Are the Responsibilities of Our Board of Directors and Committees?..................................9

         Audit Committee Report...................................................................................10

         How Do We Compensate Directors?..........................................................................11

         How Do We Compensate Executive Officers?.................................................................12

         Compensation Committee Report on Executive Compensation..................................................15

                  What Is Our Philosophy on Executive Compensation?...............................................15

                  Is The Compensation We Pay Our Executives Deductible?...........................................16

                  How Do We Compensate Our Chief Executive Officer?...............................................17

         Compensation Committee Interlocks and Insider Participation..............................................17

         Performance Graph........................................................................................17


                               TABLE OF CONTENTS
                                  (CONTINUED)                                                                   PAGE

         Certain Relationships and Related Transactions...........................................................19

         Section 16(a) Beneficial Ownership Reporting Compliance..................................................19

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD..................................................................20

PROPOSAL 1: ELECTION OF DIRECTORS.................................................................................20

         Who Are the Six Directors Standing for Re-Election?......................................................20

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.................................................23

INFORMATION ABOUT STOCKHOLDER PROPOSALS...........................................................................24

OTHER BUSINESS....................................................................................................24

ANNUAL REPORT.....................................................................................................24


                             MACROVISION CORPORATION
                               1341 Orleans Drive
                               Sunnyvale, CA 94089

                                 PROXY STATEMENT
                                     For the
                         Annual Meeting of Stockholders
                           To be held on May 24, 2001

                   ------------------------------------------


                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

                  This proxy statement contains information about Macrovision Corporation's annual meeting of stockholders to be held at 10:00 a.m. on Thursday, May 24, 2001, at The Sheraton Sunnyvale, 1100 North Mathilda Avenue, Sunnyvale, California and at any postponements or adjournments thereof.

WHY DID YOU SEND ME THIS PROXY STATEMENT?

                  We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at the 2001 Annual Meeting of Stockholders.

                  This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

                  We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about April 24, 2001 to all stockholders entitled to vote. The record date for those entitled to vote is April 12, 2001. On April 12, 2001 there were 50,103,232 shares of our common stock outstanding. Our Annual Report for 2000 accompanies this proxy statement.

WHAT CONSTITUTES A QUORUM?

                  The required quorum for the transaction of business at the annual meeting is a majority of the shares of our common stock outstanding on the record date, which quorum must be present either in person or by proxy at the meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe abstentions should be counted for purposes of establishing the presence of a quorum at the meeting. Similarly, we will count broker non-votes for purposes of establishing the presence of a quorum at the meeting.

HOW MANY DIRECTORS HAVE BEEN NOMINATED?

                  Our board of directors has nominated six directors to stand for re-election, which is fewer than the number of directors fixed pursuant to our bylaws. Our bylaws provide that the number of directors shall be seven. One of our directors, Richard S. Matuszak who is also employed as Vice President, Special Interest Copy Protection, has declined to stand for re-election as a director. Our board of directors is currently undertaking a search to identify a potential new director who is "independent" as defined by the National Association of Securities Dealers' listing standards. Your proxy cannot be voted for a greater number of directors than six, the number of nominees named by our board.

HOW ARE DIRECTORS NOMINATED?

                  Our board of directors has nominated six directors for re-election. The procedures for nominating directors, other than by the board itself, is set forth in the third paragraph of Section 2.02 of our bylaws, as follows:

         "Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of the second paragraph of this Section. Timely notice shall also be given of any stockholder's intention to cumulate votes in the election of Directors at a meeting if cumulative voting is available. Such stockholder's notice shall set forth (i) as to each persons, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, if any, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to the second paragraph of this Section and, if cumulative voting is available to such stockholder, whether such stockholder intends to request cumulative voting in the election of Directors at the meeting. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this paragraph. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded."

                  According to the second paragraph of Section 2.02, to be timely "a stockholder's notice must be delivered to or marked and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement release to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made."

                  Based on our bylaws, any stockholder desiring to nominate directors at this meeting should have sent notice a reasonable time before April 24, 2001, the date of this proxy statement.

HOW MANY VOTES DO I HAVE?

                  Each share of common stock that you own entitles you to one vote on each proposal. The proxy card indicates the number of shares that you own.

WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?

PROPOSAL 1:                       The six nominees for director who receive the
                                  most votes will be elected. So, if you do not
Election of Directors             vote for a particular nominee or you indicate
                                  "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the election of directors. Your proxy cannot be voted for a greater number of directors than six.

PROPOSAL 2:                       Stockholder ratification of the selection of
                                  KPMG LLP as Macrovision's independent auditors
Ratify Selection of               is not required. However, we are submitting
Independent Public Accounts       the selection of KPMG LLP to you for
                                  ratification as a matter of good corporate practice. If you fail toratify the selection by a majority vote of the present and voting shares, we willreconsider whether to retain
                                  KPMG LLP. Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent auditors at any time during the year if we determine that such a change would be in the best interests of Macrovision and its stockholders.


WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS? The Macrovision board has unanimously approved the following items:

                  o     the election of each of the named nominees for director;
                        and

                  o     the appointment of KPMG LLP as our independent auditors.

                  The board of directors recommends a vote FOR the six nominees for director, and FOR ratification of KPMG LLP as our independent auditors for the year ending December 31, 2001.

HOW DO I VOTE BY PROXY?

                  Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to vote in person at the meeting.

                  If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed on each proposal. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

                  o FOR the election of each of the six nominees for director;

                  o FOR ratification of KPMG LLP as Macrovision's independent auditors; and

                  o in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

                  Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

                  o you file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with the Corporate Secretary of Macrovision prior to the meeting, or

                  o you attend the meeting and vote in person. Presence at the meeting will not revoke your proxy unless and until you vote in person.

                  However, if your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring an account statement and a letter of authorization from your nominee so that you can vote your shares.

WHO WILL PAY THE COSTS OF SOLICITATION OF PROXIES?

                  We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, Macrovision directors, officers and employees may solicit proxies from stockholders by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. We also will make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owner of these shares. We will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation.

WILL THERE BE ANY OTHER MATTERS CONSIDERED AT THE ANNUAL MEETING?

                  We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting.

                  INFORMATION ABOUT macrovision stock ownership

WHO ARE THE LARGEST OWNERS OF MACROVISION'S COMMON STOCK?

                  The following table shows the beneficial ownership of our common stock as of December 31, 2000 by each person who we knew owned more than 5% of our common stock. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own Macrovision's common stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock, within 60 days of December 31, 2000.


                                                                  NUMBER OF
                                                                   SHARES           PERCENT OF
                                                                BENEFICIALLY        BENEFICIAL
                      NAME AND ADDRESS                              OWNED            OWNERSHIP
                      ----------------                        -----------------   ---------------
Sallie Calhoun and Matthew Christiano(1)                              7,057,596       14.2%
1341 Orleans Drive
Sunnyvale, CA 94089

Kopp Investment Advisors (2)                                          3,407,685        6.8%
7701 France Avenue South, Suite 500
Edina, MN  55435

Putnam Investments, LLC (3)                                           3,255,780        6.5%
One Post Office Square
Boston, MA  02109

TCW Group (4)                                                         2,725,438        5.5%
865 South Figueroa Street
Los Angeles, CA  90017


-----------------

(1) Includes 391,763 shares held by each of the Matthew Christiano Annuity Trust and the Sallie Calhoun Annuity Trust and 6,274,070 shares held by the Christiano Family Trust dated 9/9/91. Mr. Christiano and Ms. Calhoun have indirect ownership with respect to their individual trusts and have shared ownership and control of the Family Trust.

(2) According to information provided to the Securities and Exchange Commission on January 31, 2001 by Kopp Investment Advisors, Inc., these shares are held of record by Kopp Investment Advisors, Inc., a Minnesota corporation and by Kopp Holding Company, a Minnesota corporation, of which Kopp Investment Advisors, Inc. is a wholly-owned subsidiary; and by an individual, LeRoy C. Kopp, who holds 100% of the outstanding capital stock of Kopp Holding Company.

(3) According to information provided to the Securities and Exchange Commission on February 13, 2001 by Putnam Investments, Inc. ("Putnam"), these shares are held of record by Putnam Investments, LLC., a Massachusetts limited liability company ("PI") on behalf of itself and Marsh & McLennan, Companies, Inc., a Delaware corporation ("MMC"), Putnam Investment Management, LLC., a Massachusetts limited liability company ("PIM") and The Putnam Advisory Company, LLC., a Massachusetts limited liability company ("PAC"). PI, which is a wholly-owned subsidiary of MMC, wholly owns two registered investment advisers: PIM, which is the investment adviser to the Putnam family of mutual funds and PAC, which is the investment adviser to Putnam's institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients

(4) According to information provided to the Securities and Exchange Commission on February 12, 2001 by TCW Group Inc. as of February 12, 2001, these shares are held of record by The TCW Group Inc., a Nevada corporation and by an individual, Robert Day, who may be deemed to control The TCW Group Inc. and other holders of Macrovision's common stock.

HOW MUCH STOCK DO MACROVISION DIRECTORS AND OFFICERS OWN?

                  The following table shows the beneficial ownership of Macrovision's common stock as of April 1, 2001 by (i) our chairman and chief executive officer; (ii) our other four most highly compensated executive officers in 2000; (iii) each director and nominee for director and (iv) all directors and executive officers as a group.

                                                          NUMBER OF SHARES           PERCENT OF COMMON
        NAME AND TITLE                                   BENEFICIALLY OWNED          STOCK OUTSTANDING
        --------------                                   ------------------          -----------------
        John O. Ryan (1)
        Chairman of the Board and Chief Executive
        Officer                                              1,703,254                     3.40%

        William A. Krepick (2)
        Director, President and Chief Operating
        Officer                                               460,653                        *

        Ian R. Halifax (2)
        Vice President, Finance and
        Administration, Chief Financial Officer
        and Secretary                                          7,127                         *

        Matthew Christiano( 3)
        Director, Executive Vice President, Chief
        Technology Officer                                   6,866,796                    13.71%

        Richard S. Matuszak (2) (4)**
        Director, Vice President, Special
        Interest Copy Protection                              166,164                        *

        Mark S. Belinsky (2)
        Sr. Vice President and General Manager,
        GLOBEtrotter Software, Inc.                            37,436                        *

        Brian R. Dunn (2)
        Sr. Vice President, New Business
        Development                                            54,874                        *

        Donna S. Birks (2)
        Director                                               34,850                        *

        William Stirlen (2)
        Director                                               42,486                        *

        Thomas Wertheimer (2)
        Director                                               40,447                        *



         All executive officers and directors as a
         group (12 persons) (5)                               9,448,768                    18.87%


         -------------------
         *        Represents less than 1%.

         ** Mr. Matuszak has declined to stand for re-election as a director.

         (1) Includes 1,475,348 shares held of record by a trust of which Mr. Ryan and his wife are the trustees, 190,578 shares held of record by Mr. Ryan, 4,664 shares held of record by Mr. Ryan as custodian for various family members; and 32,664 shares held of record by Mr. Ryan's daughter.

         (2)      Includes 184,596; 6,664; 57,436; 23,332; 35,634; 26,000;
                  38,036 and 39,597 shares subject to stock options exercisable as of April 1, 2001, or within 60 days thereafter by Messrs. Krepick, Halifax, Matuszak, Belinsky, Dunn, Ms. Birks, Messrs. Stirlen and Wertheimer, respectively; and 442,961 subject to stock options exercisable for all executives and directors as a group.

         (3) Includes 391,763 shares held of record by each of the Matthew Christiano Annuity Trust and by Mr. Christiano's spouse in the Sallie J. Calhoun Annuity Trust. Also includes 6,083,270 shares held of record by the Christiano Family Trust of which Mr. Christiano and his wife are the trustees.

         (4) Shares are held of record by the Matuszak Living Trust UA 9/1/97 of which Mr. Matuszak and his wife are the co-trustees.

         (5)      Includes the shares referenced in footnotes (1), (2), (3), and
                  (4).


               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

WHO ARE OUR DIRECTORS AND EXECUTIVE OFFICERS?

                  We name and provide biographical summaries as to each person nominated for election as a director under the heading "Proposal 1. Election of Directors" on page 20 of the proxy statement. The following table names each of our executive officers and is followed by biographical summaries as to each of Macrovision's executive officers who are not also directors or who are not standing for re-election as directors. The table also lists information about Richard S. Matuszak, one of our directors who has declined to stand for re-election, and is followed by his biographical summary.


      EXECUTIVE OFFICERS
      ------------------
                                                   Officer
      Name                              Age         Since*                  Position held with Macrovision
      ----                              ---         ------                  ------------------------------
      John O. Ryan                       55                       Chairman and Chief Executive Officer
      William A. Krepick                 55                       Director, President and Chief Operating Officer
      Ian R. Halifax                     40                       Vice President, Finance and Administration, Chief
                                                                      Financial Officer and Secretary
      Matthew Christiano                 48                       Director, Executive Vice President, Chief
                                                                       Technology Officer
      Mark S. Belinsky                   43                       Sr. Vice President and General Manager,
                                                                       GLOBEtrotter Software, Inc.
      Carol Flaherty                     48                       Vice President, Video Copy Protection
      Brian R. Dunn                      44                       Sr. Vice President,  New Business Development
      Brian McPhail                      42                       Vice President, Consumer Software Division


         * Refer to the biographies.


       DIRECTORS**
       -----------
                                                   Director
      Name                              Age          Since                               Title
      ----                              ---          -----                               -----
      Richard S. Matuszak                57          1992                                Director


         **Names and biographical summaries as to each person nominated for election as director begins on page 20 of the proxy statement.

WHAT IS THE BACKGROUND OF OUR EXECUTIVES WHO ARE NOT DIRECTORS AND FOR OUR DIRECTOR RICHARD S. MATUSZAK?

         IAN R. HALIFAX. Mr. Halifax has served as our Vice President, Finance and Administration, Chief Financial Officer and Secretary since October 1999. From February 1999 to September 1999, he served as Chief Financial Officer of S-Vision, a private semiconductor display technology company. From October 1997 to January 1999 he was Director, Corporate Transactions for KPMG, LLP, providing advisory services to technology companies in the areas of technology licensing, financing, and strategic partnering. From November 1994 to September 1997 he was Chief Financial Officer for Thomson/Sun Interactive, the predecessor for OpenTV, Inc., a Sun Microsystems/THOMSON multimedia joint venture in the field of interactive TV operating systems. He also held finance and business development positions at Sun Microsystems in Europe and the United States. Mr. Halifax holds a B.A. degree in English from the University of York and an M.B.A. in Finance from Henley Management College. He is also a Certified Public Accountant and a Certified Management Accountant.

         RICHARD S. MATUSZAK. Mr. Matuszak has served as our Vice President, Special Interest Copy Protection since June 1992, and as a director from May 1992. Mr. Matuszak has declined to stand for re-election as director, so his term as a director will end in May 2001. He joined Macrovision in August 1985 and held various sales and marketing positions from August 1985 to June 1992. From June 1984 to August 1985, Mr. Matuszak was a Sales Manager for the Broadcast Products Division of Hitachi Corporation. Mr. Matuszak holds an Associate degree in Applied Technologies and Electronics from DeVry Institute of Technology.

         MARK S. BELINSKY. Mr. Belinsky has served as Senior Vice President and General Manager, GLOBEtrotter Software, Inc., since September 2000. From January 1999 to August 2000 he was our Senior Vice President, New Business Development. From October 1997 to December 1998 he was our Senior Vice President, Theatrical and Pay-Per-View Copy Protection. Between June and September 1995, he was a consultant to various companies in the Internet services and electronic commerce fields, and, between June 1995 and August 1995, he was Chief Operating Officer of the McKinley Group, Inc., an Internet directory services company. From May 1993 to June 1995, Mr. Belinsky was Vice President and General Manager of the Electronic Marketplace Systems Division of International Data Group, a developer of online shopping malls for personal computer and software products. He was an independent consultant between February and May 1993, and, from October 1988 to January 1993, he was Vice President and General Manager of the Interop Company, a division of Ziff-Davis Publishing Company. Mr. Belinsky holds a B.A. degree in Business Administration from Wayne State University and an M.B.A. from Harvard Business School.

         CAROL FLAHERTY. Ms. Flaherty has served as our Vice President, Video Copy Protection, since April of 1999. From September 1997 to April 1999, she was Director of Business Development for Digital Link Corporation. From April 1996 to September 1997, Ms. Flaherty was Vice President of Sales for Multipoint Networks, a company that provided wireless transmission equipment to international carriers. From April 1995 to March 1996, she was Vice President of Business Development for a division of California Microwave. Prior to joining California Microwave, Ms. Flaherty spent nine years with GTE, serving first as Controller of GTE Telenet's Public Data Network division and, later, as Director of Program management for satellite system sales under GTE Spacenet. Ms. Flaherty holds a B.A. degree in Economics from the University of Virginia and an M.B.A. from Golden Gate University.

         BRIAN DUNN. Mr. Dunn has served as Senior Vice President, New Business Development since January 2001. From June 1999 to December 2000 he was our Senior Vice President, Consumer Software Division. Mr. Dunn has been with Macrovision since January 1995 and served as Vice President, Business Development in his prior roles. From January 1989 to December 1994, he served as Vice President, Operations, Corporate Counsel and Chief Financial Officer of Phase 2 Automation, a factory automation company. Mr. Dunn holds a B.A. degree in Accounting from the University of Notre Dame and a J.D. degree from Santa Clara University School of Law. He is a Certified Public Accountant and a member of the California State Bar.

         BRIAN MCPHAIL. Brian McPhail joined Macrovision in February of 2001 as Vice President, Consumer Software Division. He is responsible for Macrovision's business in copy protection and digital rights management solutions for software publishers and e-commerce providers of Application and Interactive Software products. From May 1989 to February 2001, Mr. McPhail held senior management positions in Sales, Marketing, e-Business, and Business Development with Tarantella and its parent company SCO. Prior to joining SCO, Mr. McPhail held sales management positions with Altos Computer Systems from September 1984 to May 1989, and was an entrepreneur in the PC retailing industry. Mr. McPhail holds a B.A. degree from the College of the Holy Cross in Worcester, Massachusetts and an M.S. degree in Management as a Sloan Fellow at London Business School.

WHAT ARE THE RESPONSIBILITIES OF OUR BOARD OF DIRECTORS AND COMMITTEES?

                  The board of directors oversees our business and affairs. The board also has two committees, a compensation committee and an audit committee. There is no nominating committee. The procedures for nominating directors, other than by the board of directors itself, are set forth in our bylaws. During 2000, the board of directors met 15 times. Each board member attended at least 75% of the board meetings that were held during the time he or she served as a member of the board and 75% of all meetings of the committees of the board of directors on which he or she served.

         COMPENSATION COMMITTEE

                  We established the compensation committee in 1997. The members of the compensation committee are Donna S. Birks, William Stirlen and Thomas Wertheimer, none of whom are employees of Macrovision. The compensation committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards. The compensation committee met six times in 2000.

         AUDIT COMMITTEE

                  The audit committee of the board is composed of three members and operates under a written charter adopted by the board of directors in June 2000. During 2000, the members of the audit committee consisted of Donna S. Birks, William Stirlen and Thomas Wertheimer. Each member of the audit committee is independent as defined by Macrovision's policy and the National Association of Securities Dealers' listing standards. A copy of Macrovision's Audit Committee Charter was attached as

Annex C to last year's proxy statement. The responsibilities of the audit committee are contained in the Audit Committee Report. The audit committee met four times during 2000.

AUDIT COMMITTEE REPORT

THE AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THE INFORMATION CONTAINED IN THE REPORT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                  The audit committee reports to the board and is responsible for overseeing and monitoring the accounting functions and internal controls of Macrovision, its subsidiaries and affiliates and to ensure the objectivity of Macrovision's financial statements.

                  The responsibilities of the audit committee include recommending to the board an accounting firm to be engaged as Macrovision's independent accountants. Additionally, and as appropriate, the audit committee reviews and evaluates, and discusses and consults with Macrovision's management, and the independent accountants regarding, the following:

                  o Macrovision's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders.

                  o changes in Macrovision's accounting practices, principles, controls or methodologies, or in Macrovision's financial statements.

                  o        significant developments in accounting rules.

                  o the adequacy of Macrovision's internal accounting controls, and financial accounting and auditing personnel.

                  In discharging its oversight responsibility, the audit committee has met and held discussions with management and KPMG LLP, Macrovision's independent accountants for 2000. Management represented to the audit committee that Macrovision's audited consolidated balance sheets at December 31, 2000 and 1999, and consolidated statements of income, stockholders equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2000 were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP. The audit committee also discussed with KPMG LLP, those matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) including information regarding the scope and results of the audit.

                  The audit committee also obtained a formal statement from KPMG LLP describing all relationships between Macrovision and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed with KPMG LLP any relationships that may impact the firm's objectivity and independence and satisfied itself as to KPMG LLP's independence.

                  Based on the discussions with KPMG LLP concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the board that Macrovision's audited consolidated balance sheets at December 31, 2000 and 1999, and consolidated statements of income, stockholders equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2000 be included in Macrovision's 2000 Annual Report on Form 10-K.

Dated:  February 16, 2001

                                 AUDIT COMMITTEE

                             William Stirlen (Chair)
                                 Donna S. Birks
                                Thomas Wertheimer


HOW DO WE COMPENSATE DIRECTORS?

                  Each of our non-employee directors receives a fee of $1,000 for each board meeting and $750 for each compensation and audit committee meeting he or she attends. Mr. Matuszak, who has declined to stand for re-election as a director, received a fee of $1,000 for each board meeting he attended. No other member of the board of directors currently receives a fee for attending board or committee meetings.

                  Non-employee director compensation for 2000, other than meeting fees, is as set forth below:

                  1. The initial option granted to each new outside director is 40,000 shares, vesting monthly over a 3-year period.

                  2. The option granted on each outside director's anniversary date after the initial option grant is 10,000 shares, vesting monthly over a one-year period.

                  3. Each outside director is paid in addition to meeting fees, a retainer of $10,000 in stock or at the director's option, in equal amounts of cash and stock, on an annual basis.

                  Effective as of January 1, 2001, non-employee director compensation, other than meeting fees, is as set forth below:

                  1. The initial option granted to each new outside director is still 40,000 shares, vesting monthly over a three-year period.

                  2. The option granted on each outside director's anniversary date after the initial option grant has been increased to 15,000 shares, vesting monthly over a one-year period.

                  3. Each outside director is paid in addition to meeting fees, a retainer that has been increased to $30,000 payable in cash in four equal installments on the first day of January, April, July and October to those directors who are serving on the Board on such payment dates.

                  The following non-employee directors were granted options to purchase common stock pursuant to the 1996 Directors Stock Option Plan during 2000:


NAME                                                      NUMBER OF SHARES                     EXERCISE PRICE
----------------------------------------------    ----------------------------------    ------------------------------
Donna S. Birks.........................                        10,000                              $ 44.25
William Stirlen........................                        10,000                              $ 44.25
Thomas Wertheimer......................                        10,000                              $ 70.19


                  The following non-employee directors each received retainers of $10,000 composed of stock and cash as indicated during 2000:


NAME                                                      NUMBER OF SHARES                       CASH AMOUNT
----------------------------------------------    ----------------------------------    ------------------------------
Donna S. Birks.........................                          50                               $4,884.55
William Stirlen........................                          50                               $4,884.55
Thomas Wertheimer......................                          50                               $4,884.55


HOW DO WE COMPENSATE EXECUTIVE OFFICERS?

      COMPENSATION.

                  The following table sets forth all compensation for 2000, 1999 and 1998 awarded to, earned by, or paid for services rendered to Macrovision in all capacities by Macrovision's chief executive officer and our next four most highly compensated executive officers, who, together, are our "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                         ANNUAL COMPENSATION                COMPENSATION
                                                         ----------------------------------------------------
        NAME AND PRINCIPAL POSITION                                                    SECURITIES UNDERLYING        ALL OTHER
        ---------------------------             YEAR         SALARY       BONUS (1)         OPTIONS (2)         COMPENSATION (3)
                                                ----         ------       ---------         -----------         ----------------
John O. Ryan...........................         2000          $ 225,000     $ 131,931            -                   $ 4,142
Chairman and Chief Executive                    1999            225,000             -            -                     2,852
   Officer                                      1998            225,000        69,041            -                     9,984

William A. Krepick.....................         2000          $ 250,000     $ 105,000          66,000                $15,200
President and Chief Operating Officer           1999            245,833        94,154            -                    12,607
                                                1998            225,000        88,161          80,000                 17,684

Brian R. Dunn..........................         2000 (6)      $ 180,000      $ 75,000          16,000                $ 4,790
Senior Vice President, New Business             1999            159,105        82,265          40,000                  2,754
   Development                                  1998            144,943        47,327          39,272                  8,242

Mark S. Belinsky.......................         2000 (6)      $ 182,035      $ 85,000          35,000                $ 4,497
Senior Vice President and General               1999 (4)        131,503        65,475          60,000                  3,630
   Manager, GLOBEtrotter Software, Inc.         1998            140,825        55,179            -                     3,510



Ian R. Halifax.........................         2000           $172,872      $ 75,000          60,000                $ 2,778
Vice President, Finance and                     1999(5)          28,442             -         100,000                    368
   Administration, Chief Financial Officer      1998                  -             -            -                         -
   and Secretary


       -----------
       (1) Represents bonuses pursuant to the Executive Incentive Plan earned for services rendered in each year indicated although paid in a subsequent year. Mr. Ryan elected to waive the 1999 bonus for which he was eligible.

       (2) Represents number of shares of Common Stock subject to options granted in each year indicated and adjusted for stock dividends distributed in August 1999 and March 2000.

       (3)      Includes for each Named Officer some or all of the following:
                (i) company contributions to the 401(k) Plan, (ii) taxable compensation for value of life insurance coverage over $50,000,
                (iii) buy-back of accrued vacation over allowable annual maximum, (iv) taxable health club membership incentive reimbursement, (v) cash holiday gift of $200 in 1998, $300 in 1999 and $300 in 2000 given to all employees, (vi) travel incentives in the form of a reimbursement for one-third of the difference between business class and coach class air travel up to a maximum of $1,000 for each international business trip traveled in coach class..

       (4) In 1999, Mr. Belinsky took a three-month unpaid sabbatical from the Company.

       (5)      Mr. Halifax joined the Company in 1999.

       (6) The Board of Directors made a determination in 2001 to pay Messrs. Belinsky and Dunn a bonus of $25,000 each for their work in completing the GLOBEtrotter Software, Inc. acquisition. These bonuses are not included in the above table.

         EMPLOYMENT CONTRACTS WITH NAMED OFFICERS

                  In October 1999, the Company entered into an employment agreement with Ian R. Halifax, the Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company. The agreement sets forth certain of the terms of Mr. Halifax's employment, including Mr. Halifax's right to receive a guaranteed minimum severance payment equal to six months' severance calculated on base salary (excluding bonus) upon termination of employment for any reason other than cause regardless of when the termination occurs. In such event, the agreement also calls for Mr. Halifax's vesting schedule on all of his outstanding stock options to accelerate by up to twelve months. In the event of a change of control of the Company, Mr. Halifax's unvested options immediately vest if he is terminated or constructively terminated as a result of the change of control of the Company.

         OPTION EXERCISES AND HOLDINGS.

                  The following table sets forth information regarding option grants pursuant to Macrovision's 1996 Equity Incentive Plan and 2000 Equity Incentive Plan during 2000 to each of the Named Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term. We have retroactively updated the share numbers in this table to take into account all of our stock splits and stock dividends, including the stock dividend distributed on March 17, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                               (INDIVIDUAL GRANTS)


                               NUMBER OF      PERCENT OF                                  POTENTIAL REALIZABLE VALUE
                                SHARES       TOTAL OPTIONS                                  AT ASSUMED ANNUAL RATES
                              UNDERLYING      GRANTED TO       EXERCISE                          OF STOCK PRICE
                                OPTIONS        EMPLOYEES      PRICE PER   EXPIRATION       APPRECIATIONFOR OPTION
           NAME               GRANTED (1)       IN 2000         SHARE        DATE                   TERM (2)
           ----               -----------       -------         -----        ----         -----------------------------
                                                                                               5%            10%
                                                                                               --            ---
John O. Ryan                    -                 -              -             -                -             -
William A. Krepick              46,000              2.6%        50.25      02/10/10       1,453,690        3,683,936
                                20,000              1.1%        62.25      03/15/10         782,974        1,984,209
Brian R. Dunn                   16,000              0.9%        50.25      02/10/10         505,631        1,281,369
Mark S. Belinsky                20,000              1.1%        50.25      02/10/10         632,039        1,601,711
                                15,000              0.8%        97.50      08/28/10         919,758        2,330,848
Ian R. Halifax                  40,000              2.2%        50.25      02/10/10       1,264,078        3,203,422
                                20,000              1.1%        75.00      07/28/10         943,342        2,390,614


-----------

(1) Options granted in 2000 under the 1996 Equity Incentive Plan and the 2000 Equity Incentive Plan were incentive stock options or nonstatutory stock options that were granted at fair market value and that vest annually over a three-year vesting period. Options expire ten years from the date of grant, subject to earlier termination if the optionee's employment terminates.

(2) The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Macrovision's estimate or projection of future common stock prices.

                  The following table sets forth the number of shares acquired by each Named Officer upon the exercise of stock options during 2000 and the number of shares covered by both exercisable and unexercisable stock options held by each Named Officer at December 31, 2000. Also reported are values of "in-the-money" options, which represent the positive spread between the respective exercise prices of outstanding stock options and $74.016 per share, which was the closing price of the common stock on the Nasdaq National Market on December 31, 2000. We have retroactively updated the share numbers in this table to take into account all of our stock splits and stock dividends, including the stock dividend distributed on March 17, 2000.


                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                                                                  OPTIONS                  IN-THE-MONEY OPTIONS AT FISCAL
                                                             AT FISCAL YEAR-END                       YEAR-END
                             SHARES                      -----------------------------     ------------------------------
                            ACQUIRED        VALUE
NAME                      ON EXERCISE     REALIZED      EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                      -----------     ---------     -----------     -------------      -----------      -------------

John Ryan                    -               -              -                -                 -                 -

William A. Krepick           140,000     $6,014,900        173,600            106,000    $   12,167,668     $  4,011,596

Brian R. Dunn                 19,760       $797,061         -                   68,968   $      -           $  3,934,279

Mark S. Belinsky              46,000     $2,943,836         -                   85,000   $      -           $  3,736,870

Ian R. Halifax                16,660       $553,691         -                  143,340   $      -           $  5,176,061


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THE INFORMATION CONTAINED IN THE REPORT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

         WHAT IS OUR PHILOSOPHY ON EXECUTIVE COMPENSATION?

                  We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

                  Our executive compensation program is administered by the compensation committee of the board. The role of the compensation committee, which is comprised of three outside non-employee directors, is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of Macrovision. The compensation committee also administers our stock option plans and makes grants to executive officers under the 1996 Equity Incentive Plan and the 2000 Equity Incentive Plan.

                  The compensation committee has designed Macrovision's executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize equity incentives, we link a significant portion of executive compensation to the market performance of common stock. The objectives of our program are:

                  o To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Macrovision;

                  o To align the interests of executives with the long-term interests of stockholders through awards whose value over time depends upon the market value of Macrovision's common stock; and

                  o To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

                  We also provide our executives with employee benefits, such as retirement and health benefits.

         Cash Compensation
         -----------------

                  The compensation committee reviews high-technology executive compensation surveys to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable us to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers is reviewed annually by the compensation committee.

         Bonuses
         -------

                  For 2000, the compensation committee approved cash bonuses for specific senior management and executive staff that were determined based on revenue and operating income targets for Macrovision, along with individual performance objectives.

         Equity-Based Compensation
         -------------------------

                  In 2000, the compensation committee emphasized equity-based compensation, principally in the form of options, as a cornerstone of our executive compensation program. Equity awards typically are set by the compensation committee based on industry surveys, each officer's individual performance and achievements, market factors and the recommendations of executive management.

                  During 2000, executive officers of Macrovision received new option grants under the 1996 Equity Incentive Plan or the 2000 Equity Incentive Plan at an exercise price equal to the fair market value of the common stock on the date of grant. These options vest over a three-year period after grant, subject to the participant's continued employment with Macrovision. All options granted under the 1996 Equity Incentive Plan and the 2000 Equity Incentive Plan expire ten years from the date of grant, unless a shorter term is provided in the option agreement or the participant's employment with Macrovision terminates before the end of such ten-year period.

         IS THE COMPENSATION WE PAY OUR EXECUTIVES DEDUCTIBLE?

                  As part of the Omnibus Reconciliation Act of 1993, Section 162(m) was added to the Internal Revenue Code. Section 162(m) limits the deduction of compensation paid to the chief executive officer and other named executive officers to the extent the compensation of a particular executive exceeds $1 million, unless such compensation was based on predetermined quantifiable performance goals or paid pursuant to a written contract that was in effect on February 17, 1993.

                  The compensation committee will continue to review and modify Macrovision's compensation practices and programs as necessary to ensure Macrovision's ability to attract and retain key executives while taking into account the deductibility of compensation payments. Under the 1996 Equity Incentive Plan and the 2000 Equity Incentive Plan, award of stock options and performance stock are designed generally to satisfy the deductibility requirements of Section 162(m). However, each plan contains provisions under which awards, if granted, may not be fully deductible. The Plans permit the compensation committee to have flexibility in rewarding senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan.

         HOW DO WE COMPENSATE OUR CHIEF EXECUTIVE OFFICER?

                  Mr. Ryan, the Chief Executive Officer of Macrovision, received a base salary and a bonus under our Executive Incentive Plan for his services during 2000. This bonus was based on achieving revenue and earnings targets for Macrovision and concluding the GLOBEtrotter Software, Inc. acquisition. In addition, Mr. Ryan was entitled to the following benefits which also were provided to our executive officers: (i) company contributions to the 401(k) Plan, (ii) taxable compensation for value of life insurance coverage over $50,000, (iii) buy-back of accrued vacation over allowable annual maximum, (iv) taxable health club membership incentive reimbursement, and (v) travel incentives in the form of a reimbursement for one-third of the difference between business class and coach class air travel up to a maximum of $1,000 for each international business trip traveled in coach class.

Dated:  March 21, 2001

                             COMPENSATION COMMITTEE

                            Thomas Wertheimer (Chair)
                                 William Stirlen
                                 Donna S. Birks


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  Except for Donna Birks who was employed by the Company from 1992 to 1994 as Vice President, Finance and Chief Financial Officer of the Company, none of the members of the compensation committee during 2000 has ever been an officer or employee of Macrovision or any of its subsidiaries. The compensation committee made all decisions regarding compensation of executive officers during 2000.

PERFORMANCE GRAPH

                  The following graph compares, for the period that Macrovision's common stock has been registered under section 12 of the Exchange Act (which commenced on March 13, 1997) through December 31, 2000, the cumulative total stockholder return for Macrovision, the Nasdaq Composite Index (the "Nasdaq Composite Index"), and the S&P 500 Composite Index (the "S&P 500"). Measurement points are March 13, 1997 (the first trading day) and the last trading day of each of Macrovision's fiscal years ended December 31, 1997, 1998, 1999 and 2000. The graph assumes that $100 was invested on March 13, 1997 in the common stock of Macrovision, The Nasdaq Market Index and The S&P 500, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                  THE GRAPH SHALL NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS GRAPH BY REFERENCE.

                            CUMULATIVE TOTAL RETURN
           BASED UPON AN INITIAL INVESTMENT OF $100 ON MARCH 13,1997


                              [PERFORMANCE GRAPH]



         MACROVISION CORP.          NASDAQ COMPOSITE INDEX          S&P 500

3/13/97           $   100                  $100                       $100
12/31/97          $   184                  $121                       $123
12/31/98          $   490                  $170                       $156
12/31/99          $1,716                   $315                       $186
12/31/00          $3,433                   $193                       $167

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  In January 2000, the Company consummated the offering ("offering") of 3,820,000 shares of its common stock, of which 2,874,000 shares were issued and sold by the Company and 946,000 shares were sold by stockholders of the Company. All shares were sold for $53.438 per share. The net proceeds to the Company from the offering, after deducting the underwriting discount and other expenses of the offering, were approximately $146 million. The Company did not receive any proceeds from the sale of shares sold by the selling shareholders. Three directors participated in the offering by selling an aggregate of 86,000 shares in the offering. All shares and prices noted above have been adjusted to reflect the 2-for-1 stock split effective in March 2000.

                  Other than the offering, since January 1, 2000, Macrovision has not been a party to nor does Macrovision have any currently proposed transaction or series of similar transactions that involve an amount greater than $60,000 and in which any director, executive officer or holder of more than 5% of the Macrovision's common stock had or will have a direct or indirect material interest other than (a) compensation agreements, which are described elsewhere in this proxy statement, where required, and (b) the transactions described below.

         TRANSACTIONS WITH MATTHEW CHRISTIANO AND SALLIE CALHOUN

                  GLOBEtrotter Software, Inc., our wholly-owned subsidiary, leases its offices at 1530 Meridian Avenue, San Jose, California from the Christiano Family Trust. Matthew Christiano and his wife, Sallie Calhoun, are the trustees of the Christiano Family Trust. Matthew Christiano is a director and officer of Macrovision and Sallie Calhoun is an employee of Macrovision. Additionally, Mr. Christiano and Ms. Calhoun beneficially own more than 10% of Macrovision's common stock. The lease expires on January 31, 2005; however, GLOBEtrotter Software, Inc. has the ability to early terminate the lease by making efforts to relocate and giving notice of its intent to terminate. This ability to early terminate the lease expires on August 31, 2001. We are currently in the process of consolidating our two California offices. For 2000, GLOBEtrotter paid monthly rent of $44,853 for the entire leased space or $538,234 annually. In general, for 2001, GLOBEtrotter pays monthly rent of $52,996.

                  Mr. Christiano also receives payment as an employee of Macrovision pursuant to a key employee agreement dated August 31, 2000. The agreement provides that Mr. Christiano receives an annual salary of $180,000, is entitled to an annual bonus, and is entitled to participate in Macrovision's standard benefit and 401(k) plans. The term of the agreement is three years.

                  Ms. Calhoun receives payment as a half-time employee of Macrovision pursuant to a key employee agreement dated August 31, 2000. The agreement provides that Ms. Calhoun receives an annual base salary of $80,000, is entitled to an annual bonus and is entitled to participate in Macrovision's standard benefit and 401(k) plans. Additionally, Macrovision will pay Ms. Calhoun for those hours worked in excess of half time at a rate of $80 per hour for the first twelve months of the agreement. If Ms. Calhoun reduces the amount of time she devotes to Macrovision beginning on the thirteenth month of her employment or voluntarily terminates her employment, then her base salary will be adjusted proportionately. The term of the agreement is three years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file reports of ownership and reports of changes in ownership of common stock with the Securities and Exchange Commission. The SEC


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

requires officers, directors and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file.

                  To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all Section 16(a) filing requirements were complied with during 2000, except that in August 2000, Donna Birks exercised the right to purchase 2,000 shares of our common stock and sold the shares in the same month, but the reporting of the transaction was inadvertently delayed through administrative error until November 2000. Ms. Birks did, however, timely file notice of the proposed sale on a Form 144 that was filed with the Securities and Exchange Commission.


                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

                  Our bylaws provide that the number of directors shall be not less than five nor more than nine until changed by a bylaw amendment approved by our stockholders. The exact number of directors is fixed from time to time, by a bylaw or bylaw amendment approved by the board of directors. Currently, the number of directors is fixed at seven. Our board of directors has nominated six directors to stand for re-election, which is fewer than the number of directors fixed pursuant to our bylaws. Our board of directors is currently undertaking a search to identify a potential new director who is "independent" as defined by the National Association of Securities Dealers listing requirements. Your proxy cannot be voted for a greater number of people than six, the number of nominees named by our board.

                  Our board of directors has nominated six individuals to serve as our directors. Each director will be elected to hold office until the next annual meeting and until a successor is elected and qualified. All nominees for director are currently members of our board of directors. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Macrovision is not aware of any nominee who will be unable to or for good cause will not serve as a director. Information about the nominees is set forth below, under the heading "Who Are the Six Directors Standing for Re-Election?"

WHO ARE THE SIX DIRECTORS STANDING FOR RE-ELECTION?

                                                   Director
      Name                              Age          Since                     Title
      ----                              ---          -----                     -----
      John O. Ryan                       55          1987         Chairman of the Board of Directors
      William A. Krepick                 55          1995         Director
      Matthew Christiano                 48          2000         Director
      Donna S. Birks                     45          1997         Director
      William Stirlen                    62          1997         Director
      Thomas Wertheimer                  62          1997         Director



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

         DIRECTOR BIOGRAPHIES.

         JOHN O. RYAN. Mr. Ryan is a co-founder of Macrovision and an inventor of its core copy protection and video scrambling technologies. He has served as Chairman of the Board of Directors since June 1991, has served as our Chief Executive Officer since June 1995, and served as Secretary from June 1991 to May 1999. He has been a director since June 1987 and served as our Vice-Chairman of the Board of Directors from 1987 until June 1991. He also served as General Partner of the partnership predecessor of Macrovision from 1985 to 1987 and as President and Secretary of the corporate predecessor from 1983 to 1985. Prior to founding Macrovision, Mr. Ryan was Director of Research and Development of Ampex Corporation's broadcast camera group. Mr. Ryan holds more than 50 patents and has 11 patent applications pending in the fields of video copy protection, video scrambling, audio information dissemination, and television camera technology. Mr. Ryan took undergraduate courses in Physics and Math at the University of Galway in Ireland and received a Full Technological Certificate in Telecommunications from the City and Guilds Institute of London. Mr. Ryan is also a director of Command Audio Corporation.

         WILLIAM A. KREPICK. Mr. Krepick has served as a director since November 1995 and as our President and Chief Operating Officer since July 1995. He has been with Macrovision since November 1988, and served as Vice President, Sales and Marketing until June 1992 and Senior Vice President, Theatrical Copy Protection from July 1992 to June 1995. Prior to joining Macrovision, Mr. Krepick held several executive marketing management positions over a ten-year period with ROLM Corporation, a telecommunications equipment manufacturing company. Mr. Krepick holds a B.S. degree in Mechanical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Stanford University. Mr. Krepick is also a director of Digimarc Corporation.

         MATTHEW CHRISTIANO. Mr. Christiano has served as Chief Technology Officer of the Company since September 2000. From 1995 to September 2000 Mr. Christiano served as Chief Executive Officer of GLOBEtrotter Software, Inc. Mr. Christiano was appointed to Macrovision's Board of Directors in October 2000. Mr. Christiano has over 20 years of experience in software engineering and general management. He is the chief architect of the GLOBEtrotter FLEXlm(R)electronic license management software that is the basis of our electronic licensing business. He holds two U.S. patents in the field of licensing management. Prior to founding GLOBEtrotter, Mr. Christiano was one of the original developers of UNIX-based silicon compilation tools at Silicon Compiler Systems (later acquired by Mentor Graphics). Mr. Christiano holds BS and MEE degrees in Electrical Engineering from Rice University.

         DONNA S. BIRKS. Ms. Birks has served as a director since May 1997. Ms. Birks currently provides management and financial consulting services to technology companies. From December 1997 to January 2001 she has served as Executive Vice President and Chief Financial Officer at Adaptive Broadband Inc., and from August 1994 to June 1997, she served as Vice President, Finance and Administration and Chief Financial Officer at ComStream. She has also held senior management positions at GTE Spacenet, Macrovision, and Contel ASC. Ms. Birks holds a B.A. degree in Business Administration from George Mason University in Fairfax, Virginia and an M.S. degree in Finance from American University in Washington, D.C. She is a Certified Public Accountant.

         WILLIAM STIRLEN. Mr. Stirlen has served as a director since May 1997. Mr. Stirlen has been a consultant to technology companies from February 1994 to present. As a consultant, he has held various executive offices with Open Text Corporation, an intranet software company headquartered in Waterloo, Ontario, since June 1996, serving as Chief Financial Officer until October 1997 and as Executive Vice President of Corporate Development until October 1998. From March 1993 to February 1994, he served as Chief Financial Officer of Supercuts, Inc. He has also held senior management positions at Computer Consoles Inc. and Trimble Navigation Ltd. Mr. Stirlen holds a B.A. degree from Yale University and an M.B.A. in Finance from Northwestern University.

         THOMAS WERTHEIMER. Mr. Wertheimer has served as a director since July 1997. He has served as a consultant to Universal Studios since January 1996. From 1992 to January 1996, Mr. Wertheimer served as Executive Vice President and Chairman of the Home Video and Television Groups of MCA, Inc. He is a member of the Columbia Law School Board of Visitors. He also serves as President of the KCRW Foundation. Mr. Wertheimer holds a B.A. degree from Princeton University and an L.L.B from Columbia University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL SIX NOMINEES FOR DIRECTOR.

                                   PROPOSAL 2:
              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

                  We have appointed KPMG LLP as our independent auditors for the year ending December 31, 2001. The audit committee recommended the appointment of KPMG LLP to the board. KPMG LLP, who performed our audit services in 2000, including an examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as our accountants since November 1995. KPMG LLP performed all of its services in 2000 at customary rates and terms.

FEES.

                  AUDIT FEES. The aggregate audit fees billed for professional services rendered by KPMG LLP during 2000 totaled $655,955. The audit services included KPMG LLP's review of our annual financial statements for the year ended December 31, 2000 as well as the audit of GLOBEtrotter Software, Inc. for the years ended December 31, 1999 and 1998.

                  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. We did not incur fees relating to financial systems design and implementation for 2000.

                  OTHER FEES. The aggregate fees billed for non-audit services rendered by KPMG LLP for 2000 totaled $685,420, which services related to tax return preparation, due diligence and other accounting services.

                  The audit committee considered whether the non-audit services provided by KPMG LLP is compatible with maintaining the independence of KPMG LLP and determined that the services would not adversely affect that independence.

GENERAL.

                  Representatives of KPMG LLP will be present at the meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

                  If you do not ratify the selection of independent accountants, the audit committee and the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of Macrovision and our shareholders.

THE MACROVISION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

                     INFORMATION ABOUT STOCKHOLDER PROPOSALS

                  If you wish to submit a proposal for consideration at our 2002 Annual Meeting, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934. To be eligible for inclusion in the Company's proxy statement and proxy materials, we must receive your proposals no later than December 24, 2001.


                                 OTHER BUSINESS

                  The board of directors does not intend to bring any other business before the meeting and, to the knowledge of the board, no matters are to be brought before the meeting except as specified in the notice of the meeting. If any other business does properly come before the meeting, however, the proxies will be voted in accordance with the judgment of the persons voting them.


                                  ANNUAL REPORT

                  Together with this proxy statement, we have distributed to each of our stockholders our Annual Report on Form 10-K for the year ended December 31, 2000, which includes the consolidated financial statements of Macrovision and its subsidiaries and the report thereon of KPMG, LLP, our independent public accountants. If you did not receive them, we will send them to you without charge.

                  The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing the exhibits will be your responsibility. Please write to:
                       Ian R. Halifax, Corporate Secretary
                             Macrovision Corporation
                               1341 Orleans Drive
                           Sunnyvale, California 94089

In addition, the Securities and Exchange Commission maintains an internet site at http://www.sec.gov that contains information filed with them.

                  You should rely only on the information contained in this document to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 24, 2001. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and neither the mailing of this document creates any implication to the contrary.

                                 By Order of the Board of Directors


                                 /s/ Ian R. Halifax
                                 ---------------------------------------
                                 Ian R. Halifax
                                 Secretary

Dated:  April 24, 2001
        Sunnyvale, California


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